Plum Creek Timber Company, Inc.
Segment Data
(Unaudited)

(In Millions)	First Quarter 2003	First Quarter 2002
Revenues:
Northern Resources	$ 81	$ 78
Southern Resources	99	100
Real Estate	23	23
Manufacturing	92	93
Other	2	2
Eliminations	(24)	(21)
Total Revenues	$ 273	$ 275
Operating Costs and Expenses:
Northern Resources	$ 58	$ 58
Southern Resources	50	45
Real Estate	19	11
Manufacturing	97	91
Other	1	--
Other Costs and Eliminations	(11)	(14)
Total Costs and Expenses	$ 214	$ 191
Operating Income (Expenses):
Northern Resources	$ 23	$ 20
Southern Resources	49	55
Real Estate	4	12
Manufacturing	(5)	2
Other	1	2
Other Costs and Eliminations	(13)	(7)
Segment Operating Income	$ 59	$ 84

Plum Creek Timber Company, Inc.
Selected Operating Statistics
(Unaudited)

			2002
		1st Qtr 2003	1st Qtr 2002	2nd Qtr 2002	3rd Qtr 2002	4th Qtr 2002	YTD 2002
Sales Realization	Units
Southern Resources
Sawlog	$/Ton Stumpage	$ 36	$ 37	$ 39	$ 39	$ 35	$ 38
Pulpwood	$/Ton Stumpage	$ 8	$ 8	$ 8	$ 8	$ 7	$ 8

Northern Resources
Sawlog	$/Ton Delivered	$ 65	$ 63	$ 67	$ 70	$ 69	$ 67
Pulpwood	$/Ton Delivered	$ 28	$ 26	$ 27	$ 28	$ 28	$ 27
Lumber (1)	$/MBF	$ 368	$ 430	$ 422	$ 416	$ 373	$ 410
Plywood (1)	$/MSF	$ 311	$ 311	$ 316	$ 313	$ 311	$ 313
Fiberboard (1)	$/MSF	$ 342	$ 308	$ 318	$ 338	$ 334	$ 325

Sales Volume
Southern Resources
Sawlog	1,000 Tons	1,569	1,715	1,819	1,705	1,641	6,880
Pulpwood	1,000 Tons	1,428	1,498	1,714	1,830	1,872	6,914
Total Harvest		2,997	3,213	3,533	3,535	3,513	13,794

Northern Resources
Sawlog	1,000 Tons	1,034	1,072	738	1,140	1,180	4,130
Pulpwood	1,000 Tons	449	377	268	373	389	1,407
Total Harvest		1,483	1,449	1,006	1,513	1,569	5,537

Lumber	MBF	99,479	101,162	101,482	103,600	103,110	409,354
Plywood	MSF	73,959	74,292	73,841	75,657	69,703	293,493
Fiberboard	MSF	47,826	38,119	46,445	50,332	43,156	178,052

Real Estate Revenue	$ Millions	$ 23	$ 23	$ 18	$ 38	$ 19	$ 98

(1)     Represents prices at mill level.